EXHIBIT 4.2

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             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                 (Depositor)


                                     and


                            COLUMN FINANCIAL, INC.
                                   (Seller)


                                ---------------

                       MORTGAGE LOAN PURCHASE AGREEMENT

                          Dated as of March 1, 2005

                                ---------------











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                              TABLE OF CONTENTS



Section 1.    Transactions on or Prior to the Closing Date.................
Section 2.    Closing Date Actions.........................................
Section 3.    Conveyance of Mortgage Loans.................................
Section 4.    Depositor's Conditions to Closing............................
Section 5.    Seller's Conditions to Closing...............................
Section 6.    Representations and Warranties of Seller.....................
Section 7.    Obligations of Seller........................................
Section 8.    Crossed Mortgage Loans.......................................
Section 9.    Rating Agency Fees; Costs and Expenses Associated with a
               Defeasance..................................................
Section 10.   Representations and Warranties of Depositor..................
Section 11.   Survival of Certain Representations, Warranties and
               Covenants...................................................
Section 12.   Transaction Expenses.........................................
Section 13.   Recording Costs..............................................
Section 14.   Notices......................................................
Section 15.   Examination of Mortgage Files................................
Section 16.   Successors...................................................
Section 17.   Governing Law................................................
Section 18.   Severability.................................................
Section 19.   Further Assurances...........................................
Section 20.   Counterparts.................................................
Section 21.   Treatment as Security Agreement..............................
Section 22.   Recordation of Agreement.....................................


Schedule I   Schedule of Transaction Terms

Schedule II  Mortgage Loan Schedule for Column Loans

Schedule III Mortgage Loans Constituting Mortgage Groups

Schedule IV  Mortgage Loans with Lost Mortgage Notes

Schedule V   Exceptions with Respect to Seller's Representations and Warranties

Exhibit A    Representations and Warranties of Seller Regarding the Mortgage
             Loans

Exhibit B    Form of Lost Mortgage Note Affidavit

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                       MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of March 1, 2005, is made by and between COLUMN FINANCIAL, INC., a Delaware corporation ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").

                                   RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Depositor intends to deposit the Mortgage Loans and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                  AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each Mortgage Loan to Wells Fargo Bank, N.A., as trustee (the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Trustee.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein). The Mortgage Loan Purchase Price shall be paid by Depositor to Seller by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date (or, by such other method as shall be mutually acceptable to Depositor and Seller). The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon (which amount includes, without limitation, accrued interest).

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule; and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or yield maintenance charges received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or yield maintenance charges that were due on or prior to the Cut-off Date. The Mortgage File for each Mortgage Loan shall consist of the following documents:

            (a) each original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to the Seller, and further endorsed by the Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C1, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C1";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C1";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to the Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C1," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such UCC Financing Statements to the Trustee;

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (as applicable) any Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Mortgage Loan is an A Loan, a copy of the Note for each related B Loan;

            (n) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such UCC Financing Statements to the Trustee on behalf of the Certificateholders);

            (o) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

            (p) the originals of letters of credit, if any, relating to the Mortgage Loan, provided that in connection with deliveries of the Mortgage File to the Trust, such originals shall be delivered to the Master Servicer and copies thereof shall be delivered to the Trustee;

            (q) any related environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

            (r) the original ground lease, if any, and any amendments, modifications or extensions thereto, and any ground lease estoppel, or a copy of any of the foregoing;

            (s) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties; and

            (t) if applicable (and not for purposes of the Seller's delivery obligations), the original or a counterpart of any post-closing agreement relating to any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) required to be added to the Mortgage File pursuant to Section 3.20(i) of the Pooling and Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, then the Seller: (i) shall deliver, or cause to be delivered, to the Trustee a duplicate original or true copy of such document certified by the applicable public recording or filing office, the applicable title insurance company or the Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). Compliance with this paragraph will satisfy the Seller's delivery requirements under this Section 3 with respect to the subject document(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed other than in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon, for any other reason, including without limitation, that such non-delivered document has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver any UCC Financing Statement assignment with the filing information of the related UCC Financing Statement with respect to any Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing office where such UCC Financing Statement has been delivered for filing, the Seller shall so notify the Trustee and shall not be in breach of its obligations with respect to such delivery, provided that the Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            The Seller may, at its sole cost and expense, but is not obligated to, engage a third party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (c), (e), (k) and (n) above (collectively, the "Assignments"), to submit the Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. In the event the Seller engages a third party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of the Seller pursuant to this Agreement remain binding on such Seller; and, if the Seller does not engage a third party as contemplated by the immediately preceding sentence, then the Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, the Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the Master Servicer under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in the Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses (other than the underwriting information contained in the related underwriting memorandum or asset summary report prepared by the Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement)) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a letter of credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgements as are required under such letter of credit to assign, without recourse, to, and vest in, the Trustee (whether by actual assignment or by amendment of the letter of credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated beneficiary under each letter of credit referred to in the preceding sentence shall be the Trustee.

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Mortgage Loan.

            The Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of records and documents that are not required to be delivered hereunder by Seller, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Master Servicer via wire transfer for deposit by the Master Servicer into the Collection Account.

            Upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Depositor, as provided herein, as a sale of the Mortgage Loans to the Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Depositor under GAAP, Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Depositor and are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of the Depositor's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions in the Exception Report) shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to the Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or the Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Depositor and the Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage Files, subject to the proviso to the first sentence of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee on behalf of Seller;

            (ii) the Mortgage Loan Schedule;

            (iii) the certificate of the Seller confirming its representations and warranties set forth in Section 6 (subject to the exceptions in the Exception Report) as of the Closing Date;

            (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by the Depositor;

            (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

            (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by the Depositor in order for the Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by the Depositor as contemplated herein.

            (c) The Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) If requested, the Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of the Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. If requested by the Trustee or the Special Servicer after the Closing Date, the Seller shall deliver to the Trustee or the Special Servicer, as applicable, the powers of attorney described in the prior sentence in form and substance reasonably acceptable to the requesting party.

            (e) The Seller shall have paid or caused to be paid upfront all the annual fees of each Rating Agency allocable to the Mortgage Loans.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (A) an officer's certificate of Depositor, dated as of the
            Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (B) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) The Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller. (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

            (i) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

            (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans owned by it and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

            (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's organizational documents; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of the Depositor to realize on the Mortgage Loans owned by Seller.

            (iv) Seller is solvent and the sale of Mortgage Loans (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for
      (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or
      (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans owned by it constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

            (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

            (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

            (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

            (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions in the Exception Report, are true and correct in all material respects as of the date hereof (or, in each case, as of such other date specifically set forth in the subject representation and warranty) with respect to the Mortgage Loans identified on Schedule II.

            (b) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Trustee as the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (subject to exceptions disclosed at such time) (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases but shall not inure to the benefit of any subsequent transferee thereafter.

            If the Seller receives notice of a breach of any of the representations or warranties contained in Exhibit A hereto and made by the Seller with respect to any Mortgage Loan listed on Schedule II hereto, as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii), or with respect to any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (A) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's possession within the time period required herein or (B) such document has not been properly executed or is otherwise defective on its face (the circumstances in the foregoing clauses (A) and (B), in each case, a "Defect" (including the "Defects" described below) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein (any Breach or Defect that materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, a "Material Breach" and a "Material Defect", respectively), then the Seller shall, upon request of the Depositor, the Trustee, the Master Servicer or the Special Servicer, not later than the earlier of 90 days from the receipt by the Seller of such request or the Seller's discovery of such Material Breach or Material Defect (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Material Breach or Material Defect, as the case may be, in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Rating Agencies, the Master Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such Material Defect or Material Breach. With respect to any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall not be part of the Trust Fund, and the Seller shall be entitled to receive such payments promptly following receipt by the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File in Section 3; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit (unless such original has been delivered to the Master Servicer and copy thereof is part of the Mortgage File), provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of (a) notice to Seller of the discovery of such Defect or Breach by any party to the Pooling and Servicing Agreement or (b) Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If the Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Breach or Defect is not capable of being so corrected or cured within such period, then the Seller shall purchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and the Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless the Crossed Mortgage Loan Repurchase Criteria would be satisfied if Seller were to repurchase or substitute for only the affected Crossed Mortgage Loans as to which a Material Breach or Material Defect had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in the Pooling and Servicing Agreement applicable to a repurchase or substitution, as the case may be, would be so satisfied. In the event that the Crossed Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. The Seller shall be responsible for the cost of (and, if so directed by the Special Servicer, obtaining) any Appraisal required for the Special Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, the Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the Mortgaged Loan may, pursuant to the terms of the related Mortgage Loan Documents, be severed to allow for the repurchase of a portion of the Mortgage Loan representing the affected Mortgaged Property and the Mortgage Loan remaining after such severance satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) such Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released, and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to the Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by the Depositor or the Trustee, as the case may be, and the Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File(s) for the related Qualified Substitute Mortgage Loans), shall promptly release the related Mortgage File and Servicer File (and all other documents pertaining to such Mortgage Loan possessed by the Depositor or the Trustee, as applicable, or on its behalf, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Depositor or the Trustee, as applicable, or any of its Affiliates solely for internal communication) or cause them to be released, to Seller and shall execute and deliver such instruments of transfer, endorsement or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents and shall deliver to Seller any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Mortgage Loan.

            It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, substitute for or repurchase a Mortgage Loan listed on Schedule II hereto constitute the sole remedies available to the Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting such Mortgage Loan.

            Section 8. Crossed Mortgage Loans. With respect to any Crossed Mortgage Loan conveyed hereunder, to the extent that the Seller repurchases or substitutes for an affected Crossed Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Mortgage Loans, the Seller and the Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Mortgage Loan repurchased or substituted by the Seller, on the one hand, and any related Crossed Mortgage Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided, that the Seller shall have furnished to the Trustee, at the Seller's expense, an opinion of counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such opinion cannot be furnished, the Seller and the Depositor hereby agree that such repurchase or substitution of only the affected Crossed Mortgage Loans, notwithstanding anything to the contrary herein, shall not be permitted (in which case, the Seller will be obligated to purchase all Crossed Mortgage Loans). Any reserve or other cash collateral or letters of credit securing the affected Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof (unless otherwise modified in accordance with the Pooling and Servicing Agreement).

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. The Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (xxviii)(1) set forth on Exhibit A hereto. The Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such costs and expenses have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (liv)(F) set forth on Exhibit A hereto.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of, notice to or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 9 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. Whether or not this Agreement is terminated, both the Depositor and the Seller agree to pay the transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement.

            Section 13. Recording Costs. Seller agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Depositor, addressed to the Depositor at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433, or such other address or telecopy number as may be designated by the Depositor to the Seller in writing, or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, Telecopy No.:
(404) 239-0419, or such other address or telecopy number as may be designated by the Seller to the Depositor in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors, permitted assigns and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; it being understood that the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder, provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE DEPOSITOR EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

            (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

            (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law.

            The Seller at the direction of the Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                   *  *  *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.

                                       COLUMN FINANCIAL, INC.,
                                          as Seller


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.,
                                          as Depositor


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE I

                        SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of March 1, 2005, between Column Financial, Inc. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Borrower" means the borrower under a Mortgage Loan.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated March 3, 2005, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C1, issued in multiple classes.

            "Closing Date" means March [17], 2005.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in March 2005.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means exceptions with respect to the representations and warranties made by the Seller as to the Mortgage Loans in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of the Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 (subject to the proviso in Section 1 of the Agreement).

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

            "Offering Circular" means the confidential offering circular dated March 3, 2005, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of March 1, 2005, among the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Certificate Administrator, including, without limitation, the exhibits and schedules annexed thereto.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus, dated March 3, 2005, that is a part of the Depositor's registration statement on Form S-3 (File No. 333-121904).

            "Prospectus Supplement" means the Prospectus Supplement, dated March 3, 2005, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-J, Class B, Class C and Class D Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 thereof.

            "Underwriters" means Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., Greenwich Capital Markets, Inc. and Banc of America Securities LLC.

            "Underwriting Agreement" means the Underwriting Agreement, dated March 3, 2005, between the Depositor and the Underwriters.

                                                                   SCHEDULE II

                             MORTGAGE LOAN SCHEDULE




    #        Crossed                                     Property Name
---------------------------------------------------------------------------------------------------------
   1a                   Eastridge Mall
   1b                   Pine Ridge Mall
   1c                   Red Cliffs
   1d                   Three Rivers Mall
    2                   Phelps Dodge Tower
    3           A       Bexley Creekside Apartments
    4           A       Bexley Commons at Rosedale Apartments
    7           B       BP Sweetwater Ranch Apartments
    8           B       BP Prescott Place II Apartments
    9           B       BP Prescott Place I Apartments
   10           B       BP Berkshire of Addison Apartments
   12                   2001 M Street
   13                   Rachel Bridge Apartments
   14                   Battery Park City Retail and Entertainment Complex
   16           C       BP Huntington Lakes Apartments
   17           C       BP Huntington Ridge Apartments
   18           C       BP Berkshire Springs Apartments
   21                   Walnut Creek Retail
   22                   Kings Crossing Apartments
   23                   Paseo Marketplace
   25                   Voice of America Center Phase I
   28                   Hotel Giraffe
   29                   Best Western Gateway Hotel
   30                   One Columbus Center
   31                   Pavilions at Arrowhead
   34                   Rancho Vista Industrial 5 & 6
   35                   Cross Creek Apartments
   36                   Coral Island Shopping Center
   38                   Lafayette Corporate Campus
   40                   Brittany Bay Apartments
   41                   Shoppes of Plantation Acres
   42                   Kingstowne I Apartments
   44                   Shops at Pinnacle Peak
   45                   333 Gellert Boulevard
   46                   Library Hotel
   47                   Columbia III Shopping Center
   48                   Bank One Buildings
   49                   Miller West Plaza
   50                   Lohman's Crossing Shopping Center
   51                   El Dorado Shopping Center
   53                   Fiddler's Cove
   56                   Bridges of Southpoint Apartments
   57                   Bromley Park Apartments
   58                   Windtree Apartments
   59                   BP Berkshire Hills Apartments
   60                   Valley Plaza
   61                   Timber Ridge Plaza
   62                   Garden City Apartments
   64                   Trails of Windfern Apartments
   65                   Hatteras Island Plaza
   66                   Tower Place Apartments
   67a                  Parkway Apartments
   67b                  Fontanelle Apartments
   67c                  J & E Apartments
   67d                  Islander Apartments
   67e                  Chinook Apartments
   69                   BP Pleasant Woods Apartments
   70                   Daneland Mobile Home Park
   71                   Rosemont Crossing Apartments
   72                   Glenwood Apartments
   74                   Shops on Montevallo
   75                   Fieldstone Apartments
   76                   Unizan Plaza
   78                   Midland Heights Apartments
   79                   Goldenpointe Apartments
   80                   Sunridge Plaza Phase II
   81                   Stone Gate Apartments
   83                   Brookhaven Apartments
   84                   Mission Valley Square
   85                   Cherry Bottom Shopping Center
   87                   The Heritage Building
   88           D       Highland - Highland Park Place
   89           D       Highland-13939 Livernois Avenue
   90                   Robin Mobile Home Park
   91                   910 Office Building
   92                   Tyler Plaza
   93                   Heritage Plaza
   95                   Logan Building
   98                   Pecan Place Apartments
   100                  Ashford Village Shopping Center
  101a                  Madison County Self Storage - Ridgeland
  101b                  Madison County Self Storage - Gluckstadt
   102                  Sausalito Apartments
   103                  Shenandoah Village Apartments
   104                  Regency Apartments - Milwaukee
   105                  Staples Plaza
   106                  Central Park Plaza
   107                  Kingston Corners Plaza
   108                  Villa Rosa
   109                  2230 Point Boulevard
   111                  CT Storage Portfolio
   112                  Harmony Plaza
   113                  Home Depot Cold Spring
   114                  Shops at Woodmen Hills
   115                  Walgreens - Oklahoma City
   116                  Mary Crest Partners II
   119                  Shops at Shawnee Ridge
   120                  Kent Plaza Apartments
   121                  Sagewood Center II
   122                  Dakota Village Shopping Center
   123                  9320 Wilshire Boulevard Office
   124                  Park Lane Apartments
   125                  Hotel Casablanca
   126                  Trinity Oaks Shopping Center
   127                  Orchard Square Apartments
   129                  Falls Creek Plaza
   130                  Lee's Drilling Self Storage
   131                  Fig Leaf Plaza
   132                  Shoppes of Olney II
   133                  Southland Plaza
   134                  Duane Heights Apartments
   135                  GEM City Manufactured Housing Community
   136                  Village Shoppes at Winter Park
   137                  Montgomery Plaza Apartments
   138                  Handi Self Storage
   139                  Eden Rock Apartments
   140                  Tucson Marketplace
   141                  7500 Santa Fe Retail Center
   142                  Laguna Canyon
   143                  Townhomes Mobile Home Park
   144                  576 Riverside Drive
   145                  Georgian Oaks/Georgian Village Apartments
   146                  Park Run Building
   147                  Riverside Apartments
   148                  Union Town Center
   149                  Yakima Triangle Center
   150                  Diamond Court Apartments
   151                  Cambridge West Apartments
   152                  Clear Creek Crossing
   153                  Summit Ridge
   154                  Korea Town Plaza Shopping Center
   155                  Panorama Self Storage
   156                  Stuart Place Apartments
   157                  Marshall Wells Retail
   158                  Roxboro Shops
   159                  Cookson Mobile Home Park
   160                  Plaza West Apartments
   161                  Parker Exchange Shopping Center
   162                  Prairie Village of Grimes I
   163                  Sunset Gardens Mobile Home Park
   164                  Falconer Village
   165                  Evergreen Manor of Waukee
   166                  Silverwood Apartments


    #      Address
---------------------------------------------------------------------------------------------------------------------------------
   1a     601 Southeast Wyoming Boulevard
   1b     4155 Yellowstone Highway
   1c     1770 East Red Cliffs Drive
   1d     351 Three Rivers Drive
    2     One North Central Avenue
    3     4101 Double Creek Crossing Drive
    4     13255 Rosedale Hill Avenue
    7     540 Buckingham Road
    8     2861 Franklin Drive
    9     2701 Franklin Drive
   10     14600 Marsh Lane
   12     2001 M Street, Northwest
   13     1365 and 1370 Saint Nicholas Avenue, 111 Wadsworth Avenue and 260 Audubon Avenue
   14     102 North End Avenue
   16     7324 Skillman Street
   17     4220 Esters Road
   18     5704 Spring Valley Road
   21     2500-2540 North Main Street
   22     4545 Kingwood Drive
   23     3637-3755 Thousand Oaks Boulevard
   25     7616-7725 Voice of America Drive
   28     101 East 26th Street
   29     1920 Santa Monica Boulevard
   30     1 Columbus Center
   31     7400 West Arrowhead Clubhouse Drive
   34     1370 and 1390 Decision Street and 1330, 1340 and 1350 Specialty Drive
   35     1300 Cross Creek Drive
   36     1650 Richmond Avenue
   38     2600 Campus Drive and 2655-2675 Crescent Drive
   40     14925 Lighthouse Road
   41     12260-12370 West Sunrise Boulevard
   42     201 Kingstowne Drive
   44     7601, 7605, 7609 and 7615 East Pinnacle Peak Road
   45     333 Gellert Boulevard
   46     299 Madison Avenue
   47     5424 Forest Drive
   48     2696 South Colorado Boulevard and 4201 East Yale Avenue
   49     15703-15785 Southwest 56th Street
   50     2300 Lohman's Crossing Road
   51     570 El Dorado
   53     70920-71340 Van Dyke Road (M-53)
   56     7304 Calibre Park Drive
   57     2113 Bromley Park Drive
   58     3630 Brennan Boulevard
   59     2430 Cromwell Circle
   60     12201-12215 Victory Boulevard
   61     9199 Sprague Road
   62     9601 Montgomery Road
   64     13035 Windfern Road
   65     41934 North Carolina Highway 12
   66     51 Tala Place Drive, Southwest
   67a    7401 Rainier Avenue South
   67b    7325 Rainier Avenue South
   67c    7900 Rainier Avenue South
   67d    5231 39th Avenue South
   67e    5205 39th Avenue South
   69     9236 Church Road
   70     1199 North Terry Steet
   71     8916 Datapoint Drive
   72     3800 Spring Valley
   74     4500 Montevallo Road
   75     4451 Love Lane
   76     220 Market Avenue South
   78     1602 South Grandview Avenue
   79     7325 Goldenpointe Boulevard
   80     10870 and 10890 South Eastern Avenue
   81     950 Southwood Oaks Lane
   83     14833 Marsh Lane
   84     980 Camino De La Reina
   85     1344 Cherrybottom Road
   87     401 East Capitol Street
   88     14029 Woodward Avenue
   89     13939 Livernois Avenue
   90     3218 State Route 82
   91     910 Southeast 17th Street
   92     10370 Hemet Street
   93     1705 and 1717 West University Drive
   95     765 and 899 Logan Street
   98     2001 Jenkins Road
   100    1801 South Dairy Ashford Road
  101a    426 Christine Drive
  101b    122 Yandell Road
   102    16250 Imperial Valley Drive
   103    1400 Shady Lane
   104    10157-10291 West Fond Du Lac Avenue
   105    8168 Elliott Road
   106    1435 North Central Expressway
   107    27089-27099 Bagley Road
   108    7850 West Sunset Boulevard
   109    2230 Point Boulevard
   111    176 Windsorville Road, 25 Kingsbury Avenue, 73 West Street, 35 Hockanum Boulevard
   112    7102 State Road 52
   113    415 Crossroads Boulevard
   114    7376 McLaughlin Road
   115    2100 West Britton Road
   116    111-125 Corporate Park Drive
   119    3320 Lawrenceville-Suwanee Road
   120    1641-1675 Franklin Avenue
   121    10146 West San Juan Way
   122    10027 West Remington Avenue
   123    9320 Wilshire Boulevard
   124    1610 Waybridge Lane
   125    147 West 43rd Street
   126    4043 Trinity Mills Road
   127    1510-1520 West Kingsley Road
   129    833-851 Lexington-Springmill Road
   130    149 East Gordon Lane
   131    6240-6400 North Figarden Drive
   132    3215 Spartan Road
   133    2576-2584 South Main Street
   134    2271 Duane Street
   135    2705 Dryden Road
   136    933 North Orlando Avenue
   137    116, 118 and 120 East Montgomery Avenue
   138    540 West Avenue L
   139    1911 East Southmore
   140    7955 East Broadway Boulevard
   141    7500 South Santa Fe Avenue
   142    2133-2147 Laguna Canyon Road
   143    3811 North 27th Avenue
   144    576, 584 and 592 Riverside Drive
   145    2200 Atlanta Road & 1731 Sams Street
   146    10181 Park Run Drive
   147    1600 Riverside Drive
   148    3472 Research Parkway
   149    1214-1230 South First Street
   150    324 East Diamond Avenue
   151    3600-3602 Rainbow Boulevard
   152    4005-4019 South Old State Road 37
   153    982 Summit Ridge Drive
   154    10544 Walnut Street
   155    14647 Arminta Street
   156    110 Legion Way South East
   157    1420 Northwest Lovejoy Street
   158    1019-1021 US Highway 501
   159    1011 FM 1489
   160    3420 West Rose Lane
   161    2601-2629 South Parker Road
   162    317 South Jacob Street
   163    Maquoit Road
   164    304 East Elmwood Avenue
   165    170 Evergreen Drive
   166    2507 South 87th Avenue East


                                                                                                   Net
                                                                                   Mortgage     Mortgage
                                                                                   Rate at       Rate at     Original
   #     City                                State            Zip Code             Cut-Off       Cut-off      Balance
------------------------------------------------------------------------------------------------------------------------
  1a    Casper                                 WY              82609               5.080%       5.0484%     $41,900,000
  1b    Pocatello                              ID              83202               5.080%       5.0484%     $28,250,000
  1c    St George                              UT              84790               5.080%       5.0484%     $26,850,000
  1d    Kelso                                  WA              98626               5.080%       5.0484%     $23,000,000
   2    Phoenix                                AZ              85004               5.149%       5.1174%     $54,500,000
   3    Charlotte                              NC              28269               4.960%       4.9284%     $31,500,000
   4    Charlotte                              NC              28078               4.960%       4.9284%     $21,800,000
   7    Richardson                             TX              75081               5.373%       5.3414%     $18,000,000
   8    Mesquite                               TX              75150               5.373%       5.3414%     $10,880,000
   9    Mesquite                               TX              75150               5.373%       5.3414%     $10,060,000
  10    Addison                                TX              75001               5.373%       5.3414%      $8,480,000
  12    Washington                             DC              20036               5.249%       5.2174%     $44,500,000
  13    New York                               NY              10033               4.967%       4.9354%     $38,000,000
  14    New York                               NY              10282               5.440%       5.4084%     $37,830,000
  16    Dallas                                 TX              75231               5.345%       5.3134%     $15,740,000
  17    Irving                                 TX              75038               5.345%       5.3134%      $7,400,000
  18    Dallas                                 TX              75240               5.345%       5.3134%      $7,120,000
  21    Walnut Creek                           CA              94597               5.160%       5.1284%     $19,900,000
  22    Kingwood                               TX              77345               5.200%       5.1684%     $19,500,000
  23    Thousand Oaks                          CA              91362               5.185%       5.1534%     $19,000,000
  25    West Chester                           OH              45069               5.190%       5.1584%     $17,200,000
  28    New York                               NY              10010               5.690%       5.6584%     $16,000,000
  29    Santa Monica                           CA              90404               5.730%       5.6984%     $15,675,000
  30    Virginia Beach                         VA              23462               5.310%       5.2184%     $15,500,000
  31    Glendale                               AZ              85308               4.882%       4.8504%     $15,100,000
  34    Vista                                  CA              92083               5.540%       5.5084%     $13,800,000
  35    Brunswick                              OH              44212               5.070%       5.0084%     $13,280,000
  36    Staten Island                          NY              10314               5.335%       5.3034%     $12,500,000
  38    Lafayette                              CO              80026               5.900%       5.8684%     $11,600,000
  40    Naples                                 FL              34119               5.300%       5.2684%     $11,000,000
  41    Plantation                             FL              33323               5.330%       5.2984%     $10,500,000
  42    Newport News                           VA              23606               5.450%       5.4184%     $10,250,000
  44    Scottsdale                             AZ              85255               5.430%       5.3984%     $10,000,000
  45    Daly City                              CA              94015               5.350%       5.3184%      $9,600,000
  46    New York                               NY              10017               5.990%       5.9584%      $9,550,000
  47    Columbia                               SC              29206               6.000%       5.9684%      $9,360,000
  48    Denver                                 CO              80222               5.520%       5.4884%      $9,150,000
  49    Miami                                  FL              33193               4.940%       4.9084%      $8,937,500
  50    Lakeway                                TX              78734               5.460%       5.4284%      $8,700,000
  51    Houston                                TX              77598               5.800%       5.7684%      $8,700,000
  53    Bruce Township                         MI              48065               5.770%       5.7384%      $8,560,000
  56    Durham                                 NC              27707               4.930%       4.8984%      $8,200,000
  57    Winston-Salem                          NC              27103               5.220%       5.1884%      $8,000,000
  58    Amarillo                               TX              79121               5.670%       5.6384%      $8,000,000
  59    Austin                                 TX              78741               5.264%       5.2324%      $7,935,000
  60    North Hollywood                        CA              91606               6.500%       6.4684%      $7,550,000
  61    North Royalton                         OH              44133               5.840%       5.8084%      $7,200,000
  62    Houston                                TX              77088               5.380%       5.3484%      $7,152,000
  64    Houston                                TX              77064               5.550%       5.5184%      $7,000,000
  65    Avon                                   NC              27915               5.310%       5.2784%      $6,800,000
  66    Concord                                NC              28026               5.200%       5.1684%      $6,700,000
  67a   Seattle                                WA              98118               6.290%       6.2584%      $2,000,000
  67b   Seattle                                WA              98118               6.290%       6.2584%      $1,650,000
  67c   Seattle                                WA              98118               6.290%       6.2584%      $1,250,000
  67d   Seattle                                WA              98118               6.290%       6.2584%      $1,025,000
  67e   Seattle                                WA              98118               6.290%       6.2584%        $775,000
  69    Dallas                                 TX              75231               5.264%       5.2324%      $6,560,000
  70    Eugene                                 OR              97402               5.250%       5.2184%      $6,500,000
  71    San Antonio                            TX              78229               5.590%       5.5584%      $6,400,000
  72    Addison                                TX              75001               5.630%       5.5984%      $6,400,000
  74    Birmingham                             AL              35213               5.300%       5.2684%      $6,100,000
  75    Beavercreek                            OH              45430               5.200%       5.1684%      $6,050,000
  76    Canton                                 OH              44702               4.930%       4.8984%      $6,000,000
  78    Papillion                              NE              68046               5.500%       5.4684%      $6,000,000
  79    Orlando                                FL              32807               6.470%       6.4384%      $5,950,000
  80    Henderson                              NV              89052               6.000%       5.9684%      $5,860,000
  81    Charlotte                              NC              28212               5.200%       5.1684%      $5,800,000
  83    Farmers Branch                         TX              75234               5.400%       5.3684%      $5,560,000
  84    San Diego                              CA              92108               4.980%       4.9484%      $5,500,000
  85    Gahanna                                OH              43230               5.120%       5.0584%      $5,500,000
  87    Jackson                                MS              39201               5.500%       5.4684%      $5,400,000
  88    Highland Park                          MI              48203               6.220%       6.1884%      $3,485,000
  89    Detroit                                MI              48238               5.910%       5.8784%      $1,615,000
  90    Mantua Township                        OH              44255               5.310%       5.2784%      $4,900,000
  91    Fort Lauderdale                        FL              33316               5.700%       5.6684%      $4,850,000
  92    Riverside                              CA              92503               5.430%       5.3984%      $4,700,000
  93    McKinney                               TX              75070               5.310%       5.2784%      $4,600,000
  95    Denver                                 CO              80203               5.390%       5.3584%      $4,400,000
  98    Pasadena                               TX              77506               5.500%       5.4684%      $4,260,000
  100   Houston                                TX              77077               5.770%       5.7384%      $4,143,750
 101a   Ridgeland                              MS              39157               6.160%       6.1284%      $2,200,000
 101b   Canton                                 MS              39046               6.160%       6.1284%      $1,900,000
  102   Houston                                TX              77060               6.070%       6.0384%      $4,100,000
  103   Bedford                                TX              76021               5.990%       5.9584%      $3,920,000
  104   Milwaukee                              WI              53224               5.860%       5.8284%      $3,850,000
  105   Easton                                 MD              21601               5.380%       5.3484%      $3,750,000
  106   McKinney                               TX              75070               5.420%       5.3884%      $3,690,000
  107   Olmsted Falls                          OH              44138               5.490%       5.4584%      $3,650,000
  108   Los Angeles                            CA              90046               5.340%       5.3084%      $3,500,000
  109   Elgin                                  IL              60123               5.370%       5.2584%      $3,400,000
  111   Ellington, Tolland, Vernon, Vernon     CT    06029, 06084, 06066, 06066    5.650%       5.6184%      $3,250,000
  112   Port Richey                            FL              28560               5.320%       5.2884%      $3,200,000
  113   Cold Spring                            KY              41076               5.810%       5.7784%      $3,150,000
  114   Falcon                                 CO              80831               5.750%       5.7184%      $3,150,000
  115   The Village                            OK              73120               5.670%       5.6384%      $3,070,000
  116   Henderson                              NV              89074               5.300%       5.2684%      $3,050,000
  119   Suwanee                                GA              30024               5.870%       5.8384%      $3,000,000
  120   Kent                                   OH              44240               5.220%       5.1884%      $2,975,000
  121   Littleton                              CO              80127               5.500%       5.4684%      $2,875,000
  122   Littleton                              CO              80127               5.440%       5.4084%      $2,850,000
  123   Beverly Hills                          CA              90212               5.430%       5.3984%      $2,800,000
  124   Charlotte                              NC              28210               5.200%       5.1684%      $2,800,000
  125   New York                               NY              10036               6.000%       5.9684%      $2,750,000
  126   Dallas                                 TX              75287               5.920%       5.8884%      $2,600,000
  127   Garland                                TX              75041               6.150%       6.1184%      $2,520,000
  129   Ontario                                OH              44862               5.560%       5.5284%      $2,350,000
  130   Murray                                 UT              84107               6.000%       5.9684%      $2,082,500
  131   Fresno                                 CA              93722               5.550%       5.5184%      $2,065,000
  132   Olney                                  MD              20832               5.220%       5.1884%      $2,000,000
  133   Adrian                                 MI              49221               5.640%       5.6084%      $2,000,000
  134   Los Angeles                            CA              90039               5.670%       5.6384%      $2,000,000
  135   Moraine                                OH              45439               5.550%       5.5184%      $2,000,000
  136   Winter Park                            FL              32789               5.620%       5.5884%      $1,950,000
  137   Ardmore                                PA              19003               5.900%       5.8684%      $1,950,000
  138   Calimesa                               CA              92320               5.950%       5.9184%      $1,875,000
  139   Pasadena                               TX              77502               5.740%       5.7084%      $1,860,000
  140   Tucson                                 AZ              85710               5.560%       5.5284%      $1,840,000
  141   Oklahoma City                          OK              73139               5.370%       5.3384%      $1,800,000
  142   Laguna Beach                           CA              92651               5.740%       5.7084%      $1,800,000
  143   Phoenix                                AZ              85017               5.410%       5.3784%      $1,800,000
  144   Augusta                                ME               4330               5.850%       5.8184%      $1,800,000
  145   Smyrna, Marietta                       GA           30080, 30082           7.010%       6.9784%      $1,920,000
  146   Las Vegas                              NV              89145               5.500%       5.4684%      $1,763,500
  147   Monroe                                 LA              71201               6.420%       6.3884%      $1,720,000
  148   Colorado Springs                       CO              80920               5.900%       5.8684%      $1,650,000
  149   Yakima                                 WA              98901               5.410%       5.3784%      $1,600,000
  150   Gaithersburg                           MD              20877               6.500%       6.4684%      $1,600,000
  151   Kansas City                            KS              66103               5.740%       5.7084%      $1,575,000
  152   Bloomington                            IN              47403               5.460%       5.4284%      $1,500,000
  153   Brandon                                FL              33511               5.950%       5.9184%      $1,400,000
  154   Dallas                                 TX              75243               5.830%       5.7984%      $1,368,750
  155   Panorama City                          CA              91402               5.950%       5.9184%      $1,300,000
  156   Olympia                                WA              98501               5.480%       5.4484%      $1,200,000
  157   Portland                               OR              97209               6.390%       6.3584%      $1,200,000
  158   Roxboro                                NC              27573               5.690%       5.6284%      $1,000,000
  159   Brookshire                             TX              77423               5.590%       5.5584%      $1,000,000
  160   Phoenix                                AZ              85017               6.020%       5.9884%        $960,000
  161   Aurora                                 CO              80014               6.190%       6.1584%        $950,000
  162   Grimes                                 IA              50111               5.850%       5.8184%        $915,000
  163   Brunswick                              ME               4011               6.100%       6.0684%        $850,000
  164   Falconer                               NY              14733               5.540%       5.5084%        $720,000
  165   Waukee                                 IA              50263               5.850%       5.8184%        $700,000
  166   Tulsa                                  OK              74129               6.170%       6.1384%        $670,000


                               Remaining
                                Term to                                            Original              Remaining
               Cut-Off          Maturity        Maturity                         Amortization          Amortization
    #        Balance (1)        (1) (2)           Date           ARD (3)             Term                Term (1)
-------------------------------------------------------------------------------------------------------------------------
   1a            $41,750,649             81        12/5/2011     N/A                               360                   357
   1b            $28,149,304             81        12/5/2011     N/A                               360                   357
   1c            $26,754,294             81        12/5/2011     N/A                               360                   357
   1d            $22,918,017             81        12/5/2011     N/A                               360                   357
    2            $54,500,000            118        1/11/2015     N/A                     Interest Only         Interest Only
    3            $31,500,000             56       11/11/2009     N/A                     Interest Only         Interest Only
    4            $21,800,000             56       11/11/2009     N/A                     Interest Only         Interest Only
    7            $18,000,000            117       12/11/2014     N/A                               360                   360
    8            $10,880,000            117       12/11/2014     N/A                               360                   360
    9            $10,060,000            117       12/11/2014     N/A                               360                   360
   10             $8,480,000            117       12/11/2014     N/A                               360                   360
   12            $44,500,000            117       12/11/2014     N/A                               360                   360
   13            $38,000,000            116       11/11/2014     N/A                     Interest Only         Interest Only
   14            $37,830,000            118        1/11/2015     N/A                               360                   360
   16            $15,740,000            105       12/11/2013     N/A                               360                   360
   17             $7,400,000            105       12/11/2013     N/A                               360                   360
   18             $7,120,000            105       12/11/2013     N/A                               360                   360
   21            $19,830,110             72        3/11/2011     N/A                               360                   357
   22            $19,409,150            118        1/11/2015     N/A                               360                   356
   23            $18,911,233            116       11/11/2014     N/A                               360                   356
   25            $17,200,000            117       12/11/2014     N/A                               360                   360
   28            $15,891,782            117       12/11/2014     N/A                               240                   237
   29            $15,625,261            118        1/11/2015     N/A                               300                   298
   30            $15,500,000            117       12/11/2014     N/A                               360                   360
   31            $15,100,000             57       12/11/2009     N/A                               360                   360
   34            $13,754,853            117       12/11/2014     N/A                               360                   357
   35            $13,280,000            115       10/11/2014     N/A                               360                   360
   36            $12,500,000            116       11/11/2014     N/A                               360                   360
   38            $11,510,090            112        7/11/2014     N/A                               360                   352
   40            $10,949,693            116       11/11/2014     N/A                               360                   356
   41            $10,452,247            117       12/11/2014     N/A                               360                   356
   42            $10,204,415            116       11/11/2014     N/A                               360                   356
   44             $9,945,604            115       10/11/2014     N/A                               360                   355
   45             $9,600,000            116       11/11/2014     N/A                               360                   360
   46             $9,475,624            117       12/11/2014     N/A                               216                   213
   47             $9,360,000            116       11/11/2014     N/A                               360                   360
   48             $9,128,605            118        1/11/2015     N/A                               360                   358
   49             $8,876,574            117       12/11/2014     N/A                               300                   296
   50             $8,700,000            118        1/11/2015     N/A                               360                   360
   51             $8,631,131             76        7/11/2011     N/A                               360                   352
   53             $8,516,475            115       10/11/2014     N/A                               360                   355
   56             $8,200,000            115       10/11/2014     N/A                               360                   360
   57             $7,962,866            115       10/11/2014     N/A                               360                   356
   58             $7,958,400             67       10/11/2010     N/A                               360                   355
   59             $7,935,000             81       12/11/2011     N/A                               360                   360
   60             $7,353,880             91       10/11/2032     10/11/2012                        360                   331
   61             $7,156,328            114        9/11/2014     N/A                               360                   354
   62             $7,127,890            119        2/11/2015     N/A                               360                   357
   64             $6,962,814            115       10/11/2014     N/A                               360                   355
   65             $6,776,775            117       12/11/2014     N/A                               360                   357
   66             $6,661,877            115       10/11/2014     N/A                               360                   355
   67a            $1,983,587            114        9/11/2014     N/A                               300                   294
   67b            $1,636,460            114        9/11/2014     N/A                               300                   294
   67c            $1,239,742            114        9/11/2014     N/A                               300                   294
   67d            $1,016,589            114        9/11/2014     N/A                               300                   294
   67e              $768,640            114        9/11/2014     N/A                               300                   294
   69             $6,560,000             81       12/11/2011     N/A                               360                   360
   70             $6,484,114            118        1/11/2015     N/A                               360                   358
   71             $6,353,158            113        8/11/2014     N/A                               360                   353
   72             $6,340,406             51        6/11/2009     N/A                               360                   351
   74             $6,100,000            118        1/11/2015     N/A                               360                   360
   75             $6,050,000            115       10/11/2014     N/A                               360                   360
   76             $6,000,000             55       10/11/2009     N/A                     Interest Only         Interest Only
   78             $5,973,565            115       10/11/2014     N/A                               360                   356
   79             $5,909,215            112        7/11/2014     N/A                               360                   352
   80             $5,842,428            117       12/11/2014     N/A                               360                   357
   81             $5,766,998            114        9/11/2014     N/A                               360                   355
   83             $5,535,041            117       12/11/2014     N/A                               360                   356
   84             $5,500,000            117       12/11/2014     N/A                               360                   360
   85             $5,460,257            117       12/11/2014     N/A                               240                   237
   87             $5,376,208            116       11/11/2014     N/A                               360                   356
   88             $3,381,698            106        1/11/2014     N/A                               240                   226
   89             $1,568,777            107        2/11/2014     N/A                               240                   227
   90             $4,872,711             80       11/11/2011     N/A                               360                   355
   91             $4,824,992            114        9/11/2014     N/A                               360                   355
   92             $4,684,303            117       12/11/2014     N/A                               360                   357
   93             $4,588,868            118        1/11/2015     N/A                               360                   358
   95             $4,380,212            116       11/11/2014     N/A                               360                   356
   98             $4,260,000             57       12/11/2009     N/A                               300                   300
   100            $4,134,450            118        1/11/2015     N/A                               360                   358
  101a            $2,193,416            119        2/11/2015     N/A                               300                   298
  101b            $1,894,314            119        2/11/2015     N/A                               300                   298
   102            $4,065,155            111        6/11/2014     N/A                               360                   351
   103            $3,908,223             81       12/11/2011     N/A                               360                   357
   104            $3,850,000            112        7/11/2014     N/A                               336                   336
   105            $3,733,103            116       11/11/2034     11/11/2014                        360                   356
   106            $3,673,497            116       11/11/2014     N/A                               360                   356
   107            $3,633,888            117       12/11/2014     N/A                               360                   356
   108            $3,488,113            118        1/11/2015     N/A                               360                   357
   109            $3,388,517            117       12/11/2014     N/A                               360                   357
   111            $3,239,575            118        1/11/2015     N/A                               300                   298
   112            $3,177,404            117       12/11/2014     N/A                               240                   237
   113            $3,150,000            118        1/11/2015     N/A                               360                   360
   114            $3,133,919            115       10/11/2014     N/A                               360                   355
   115            $3,062,996            119        2/11/2035     2/11/2015                         360                   358
   116            $3,050,000            117       12/11/2014     N/A                               336                   336
   119            $2,980,133            237       12/11/2024     N/A                               240                   237
   120            $2,975,000            115       10/11/2014     N/A                               360                   360
   121            $2,865,523            117       12/11/2014     N/A                               360                   357
   122            $2,850,000            118        1/11/2015     N/A                               360                   360
   123            $2,787,501            116       11/11/2014     N/A                               360                   356
   124            $2,784,068            114        9/11/2014     N/A                               360                   355
   125            $2,724,189            117       12/11/2014     N/A                               192                   189
   126            $2,531,786             94        1/11/2013     N/A                               360                   334
   127            $2,467,436            105       12/11/2013     N/A                               300                   285
   129            $2,339,762            116       11/11/2014     N/A                               360                   356
   130            $2,074,151            116       11/11/2014     N/A                               360                   356
   131            $2,055,987            116       11/11/2014     N/A                               360                   356
   132            $2,000,000            117       12/11/2014     N/A                               360                   360
   133            $1,995,415            118        1/11/2015     N/A                               360                   358
   134            $1,993,615            117       12/11/2014     N/A                               360                   357
   135            $1,991,270            116       11/11/2014     N/A                               360                   356
   136            $1,939,597            114        9/11/2014     N/A                               357                   352
   137            $1,932,798            236       11/11/2024     N/A                               240                   236
   138            $1,864,018            116       11/11/2014     N/A                               300                   296
   139            $1,854,140             57       12/11/2009     N/A                               360                   357
   140            $1,834,003            118        1/11/2015     N/A                               360                   357
   141            $1,800,000            117       12/11/2014     N/A                               360                   360
   142            $1,794,329            117       12/11/2014     N/A                               360                   357
   143            $1,791,935            118        1/11/2015     N/A                               360                   356
   144            $1,789,296            117       12/11/2014     N/A                               300                   296
   145            $1,763,033             40         7/1/2008     N/A                               360                   280
   146            $1,754,039            115       10/11/2014     N/A                               360                   355
   147            $1,710,716            114        9/11/2014     N/A                               360                   354
   148            $1,640,110            114        9/11/2014     N/A                               360                   354
   149            $1,594,636            118        1/11/2015     N/A                               360                   357
   150            $1,585,397            113        8/11/2014     N/A                               300                   293
   151            $1,553,990            107        2/11/2014     N/A                               360                   347
   152            $1,496,458            118        1/11/2015     N/A                               360                   358
   153            $1,391,800            116       11/11/2014     N/A                               300                   296
   154            $1,358,744            115       10/11/2014     N/A                               300                   295
   155            $1,296,065            117       12/11/2014     N/A                               360                   357
   156            $1,197,176             58        1/11/2010     N/A                               360                   358
   157            $1,193,483            114        9/11/2014     N/A                               360                   354
   158              $996,820            117       12/11/2034     12/11/2014                        360                   357
   159              $996,759            118        1/11/2015     N/A                               360                   357
   160              $946,538            110        5/11/2014     N/A                               300                   290
   161              $942,078            114        9/11/2014     N/A                               300                   294
   162              $909,559            116       11/11/2014     N/A                               300                   296
   163              $847,499            117       12/11/2014     N/A                               360                   357
   164              $715,512            116       11/11/2014     N/A                               300                   296
   165              $695,837            116       11/11/2014     N/A                               300                   296
   166              $664,395            114        9/11/2014     N/A                               300                   294


                                                               Master
                  Monthly                   Sq.              Servicing                      ARD Loan
    #           Payment (4)            Ft./Rooms/Pads         Fee Rate          Due Date       (3)
---------------------------------------------------------------------------------------------------------
   1a              $226,981                       493,482          0.0300%             5     N/A
   1b              $153,036                       538,772          0.0300%             5     N/A
   1c              $145,452                       385,643          0.0300%             5     N/A
   1d              $124,596                       427,954          0.0300%             5     N/A
    2              $237,098                       409,889          0.0300%            11     N/A
    3              $132,008                           492          0.0300%            11     N/A
    4               $91,358                           328          0.0300%            11     N/A
    7              $100,772                           312          0.0300%            11     N/A
    8               $60,911                           336          0.0300%            11     N/A
    9               $56,321                           318          0.0300%            11     N/A
   10               $47,475                           212          0.0300%            11     N/A
   12              $245,703                       209,645          0.0300%            11     N/A
   13              $159,473                           960          0.0300%            11     N/A
   14              $213,373                       158,719          0.0300%            11     N/A
   16               $87,845                           405          0.0300%            11     N/A
   17               $41,300                           232          0.0300%            11     N/A
   18               $39,737                           208          0.0300%            11     N/A
   21              $108,782                       208,797          0.0300%            11     N/A
   22              $107,077                           404          0.0300%            11     N/A
   23              $104,155                        77,189          0.0300%            11     N/A
   25               $94,341                       106,127          0.0300%            11     N/A
   28              $111,786                            73          0.0300%            11     N/A
   29               $98,423                           123          0.0300%            11     N/A
   30               $86,169                       130,106          0.0900%            11     N/A
   31               $79,975                           248          0.0300%            11     N/A
   34               $78,702                       181,895          0.0300%            11     N/A
   35               $71,859                           312          0.0600%            11     N/A
   36               $69,685                        45,899          0.0300%            11     N/A
   38               $68,804                       132,000          0.0300%            11     N/A
   40               $61,084                           208          0.0300%            11     N/A
   41               $58,503                        57,200          0.0300%            11     N/A
   42               $57,877                           264          0.0300%            11     N/A
   44               $56,340                        41,870          0.0300%            11     N/A
   45               $53,608                        61,557          0.0300%            11     N/A
   46               $72,351                            60          0.0300%            11     N/A
   47               $56,118                       109,030          0.0300%            11     N/A
   48               $52,068                        92,792          0.0300%            11     N/A
   49               $51,936                        63,595          0.0300%            11     N/A
   50               $49,180                       102,796          0.0300%            11     N/A
   51               $51,048                       121,620          0.0300%            11     N/A
   53               $50,063                        93,631          0.0300%            11     N/A
   56               $43,669                           192          0.0300%            11     N/A
   57               $44,028                           198          0.0300%            11     N/A
   58               $46,300                           276          0.0300%            11     N/A
   59               $43,886                           238          0.0300%            11     N/A
   60               $47,721                       112,000          0.0300%            11     Yes
   61               $42,430                        94,668          0.0300%            11     N/A
   62               $40,071                           252          0.0300%            11     N/A
   64               $39,965                           240          0.0300%            11     N/A
   65               $37,803                        87,170          0.0300%            11     N/A
   66               $36,790                           128          0.0300%            11     N/A
   67a              $13,243                            62          0.0300%            11     N/A
   67b              $10,925                            50          0.0300%            11     N/A
   67c               $8,277                            48          0.0300%            11     N/A
   67d               $6,787                            30          0.0300%            11     N/A
   67e               $5,132                            22          0.0300%            11     N/A
   69               $36,281                           208          0.0300%            11     N/A
   70               $35,893                           277          0.0300%            11     N/A
   71               $36,701                           217          0.0300%            11     N/A
   72               $36,862                           168          0.0300%            11     N/A
   74               $33,874                        64,851          0.0300%            11     N/A
   75               $33,221                           108          0.0300%            11     N/A
   76               $24,992                       131,575          0.0300%            11     N/A
   78               $34,067                           112          0.0300%            11     N/A
   79               $37,491                           120          0.0300%            11     N/A
   80               $35,134                        30,000          0.0300%            11     N/A
   81               $31,848                           144          0.0300%            11     N/A
   83               $31,221                           136          0.0300%            11     N/A
   84               $29,458                        23,503          0.0300%            11     N/A
   85               $36,663                        58,723          0.0600%            11     N/A
   87               $30,661                        95,061          0.0300%            11     N/A
   88               $25,412                        42,238          0.0300%            11     N/A
   89               $11,487                        11,520          0.0300%            11     N/A
   90               $27,240                           236          0.0300%            11     N/A
   91               $28,149                        30,822          0.0300%            11     N/A
   92               $26,480                        47,932          0.0300%            11     N/A
   93               $25,573                        52,838          0.0300%            11     N/A
   95               $24,680                        57,667          0.0300%            11     N/A
   98               $26,160                           251          0.0300%            11     N/A
   100              $24,234                        79,431          0.0300%            11     N/A
  101a              $14,391                        51,200          0.0300%            11     N/A
  101b              $12,428                        76,430          0.0300%            11     N/A
   102              $24,766                           190          0.0300%            11     N/A
   103              $23,477                           136          0.0300%            11     N/A
   104              $23,343                            99          0.0300%            11     N/A
   105              $21,011                        33,912          0.0300%            11     Yes
   106              $20,767                        49,929          0.0300%            11     N/A
   107              $20,701                        57,275          0.0300%            11     N/A
   108              $19,523                            40          0.0300%            11     N/A
   109              $19,028                        36,472          0.1100%            11     N/A
   111              $20,250                        83,335          0.0300%            11     N/A
   112              $21,688                        82,820          0.0300%            11     N/A
   113              $18,503                       129,730          0.0300%            11     N/A
   114              $18,383                        27,702          0.0300%            11     N/A
   115              $17,760                        13,905          0.0300%            11     Yes
   116              $17,437                        36,657          0.0300%            11     N/A
   119              $21,269                        18,360          0.0300%            11     N/A
   120              $16,373                           159          0.0300%            11     N/A
   121              $16,324                        20,528          0.0300%            11     N/A
   122              $16,075                        17,097          0.0300%            11     N/A
   123              $15,775                        49,006          0.0300%            11     N/A
   124              $15,375                            60          0.0300%            11     N/A
   125              $22,315                            42          0.0300%            11     N/A
   126              $15,455                        28,164          0.0300%            11     N/A
   127              $16,468                           126          0.0300%            11     N/A
   129              $13,432                        13,400          0.0300%            11     N/A
   130              $12,486                        74,644          0.0300%            11     N/A
   131              $11,790                        13,068          0.0300%            11     N/A
   132              $11,007                         8,995          0.0300%            11     N/A
   133              $11,532                        55,137          0.0300%            11     N/A
   134              $11,570                            14          0.0300%            11     N/A
   135              $11,419                           145          0.0300%            11     N/A
   136              $11,256                        10,703          0.0300%            11     N/A
   137              $13,858                            65          0.0300%            11     N/A
   138              $12,023                        41,430          0.0300%            11     N/A
   139              $10,843                           115          0.0300%            11     N/A
   140              $10,517                        16,180          0.0300%            11     N/A
   141              $10,074                        12,139          0.0300%            11     N/A
   142              $10,493                        16,768          0.0300%            11     N/A
   143              $10,119                            69          0.0300%            11     N/A
   144              $11,433                            60          0.0300%            11     N/A
   145              $12,921 (13)                      108          0.0300%             1     N/A
   146              $10,013                        10,160          0.0300%            11     N/A
   147              $10,781                            68          0.0300%            11     N/A
   148               $9,787                        10,800          0.0300%            11     N/A
   149               $8,994                        20,350          0.0300%            11     N/A
   150              $10,803                            26          0.0300%            11     N/A
   151               $9,181                            49          0.0300%            11     N/A
   152               $8,479                        11,916          0.0300%            11     N/A
   153               $8,977                            40          0.0300%            11     N/A
   154               $8,677                        19,617          0.0300%            11     N/A
   155               $7,752                        22,400          0.0300%            11     N/A
   156               $6,798                            36          0.0300%            11     N/A
   157               $7,498                         5,794          0.0300%            11     N/A
   158               $5,798                         8,273          0.0600%            11     Yes
   159               $5,734                            96          0.0300%            11     N/A
   160               $6,197                            28          0.0300%            11     N/A
   161               $6,232                        14,080          0.0300%            11     N/A
   162               $5,812                            40          0.0300%            11     N/A
   163               $5,151                            59          0.0300%            11     N/A
   164               $4,439                            59          0.0300%            11     N/A
   165               $4,446                            32          0.0300%            11     N/A
   166               $4,387                            40          0.0300%            11     N/A



                                                                                          Letter
          Defeasance         Earthquake         Environmental                               of
    #        (5)             Insurance            Insurance           Fee/Leasehold       Credit
------------------------------------------------------------------------------------------------------
   1a     Yes               N/A                No                    Fee                   N/A
   1b     Yes               N/A                No                    Fee/Leasehold         N/A
   1c     Yes               N/A                No                    Fee                   N/A
   1d     Yes               N/A                No                    Fee                   N/A
    2     Yes               N/A                No                    Leasehold             N/A
    3     Yes               N/A                No                    Fee                   N/A
    4     Yes               N/A                No                    Fee                   N/A
    7     Yes               N/A                No                    Fee                   N/A
    8     Yes               N/A                No                    Fee                   N/A
    9     Yes               N/A                No                    Fee                   N/A
   10     Yes               N/A                No                    Fee                   N/A
   12     Yes               N/A                No                    Fee                   N/A
   13     Yes               N/A                No                    Fee                   N/A
   14     Yes               N/A                No                    Leasehold             N/A
   16     Yes               N/A                No                    Fee                   N/A
   17     Yes               N/A                No                    Fee                   N/A
   18     Yes               N/A                No                    Fee                   N/A
   21     Yes               N/A                No                    Fee                   N/A
   22     Yes               N/A                No                    Fee                   N/A
   23     Yes               N/A                No                    Fee                   N/A
   25     Yes               N/A                No                    Fee                   N/A
   28     Yes               N/A                No                    Fee                   N/A
   29     Yes               N/A                No                    Fee                   N/A
   30     Yes               N/A                No                    Fee                   N/A
   31     Yes               N/A                No                    Fee                   N/A
   34     Yes               N/A                No                    Fee                   N/A
   35     Yes               N/A                No                    Fee                   N/A
   36     Yes               N/A                No                    Fee                   N/A
   38     No                N/A                No                    Fee                   N/A
   40     Yes               N/A                No                    Fee                   N/A
   41     Yes               N/A                No                    Fee                   N/A
   42     Yes               N/A                No                    Fee                   N/A
   44     Yes               N/A                No                    Fee                   N/A
   45     Yes               N/A                No                    Fee                   N/A
   46     Yes               N/A                No                    Leasehold             N/A
   47     Yes               N/A                No                    Fee                   N/A
   48     Yes               N/A                No                    Fee                   N/A
   49     Yes               N/A                No                    Fee                   N/A
   50     Yes               N/A                No                    Fee                   N/A
   51     Yes               N/A                No                    Fee                   N/A
   53     Yes               N/A                No                    Fee                   N/A
   56     Yes               N/A                No                    Fee                   N/A
   57     Yes               N/A                No                    Fee                   N/A
   58     Yes               N/A                No                    Fee                   N/A
   59     Yes               N/A                No                    Fee                   N/A
   60     Yes               N/A                No                    Fee                   Yes
   61     Yes               N/A                No                    Fee                   N/A
   62     Yes               N/A                No                    Fee                   N/A
   64     Yes               N/A                No                    Fee                   N/A
   65     Yes               N/A                No                    Fee                   N/A
   66     Yes               N/A                No                    Fee                   N/A
   67a    No                N/A                Yes                   Fee                   N/A
   67b    No                N/A                Yes                   Fee                   N/A
   67c    No                N/A                Yes                   Fee                   N/A
   67d    No                N/A                Yes                   Fee                   N/A
   67e    No                N/A                Yes                   Fee                   N/A
   69     Yes               N/A                No                    Fee                   N/A
   70     Yes               N/A                No                    Fee                   N/A
   71     Yes               N/A                No                    Fee                   N/A
   72     Yes               N/A                No                    Fee                   N/A
   74     Yes               N/A                No                    Fee                   N/A
   75     Yes               N/A                No                    Fee                   N/A
   76     Yes               N/A                No                    Fee                   N/A
   78     Yes               N/A                No                    Fee                   N/A
   79     Yes               N/A                No                    Fee                   N/A
   80     Yes               N/A                No                    Fee                   N/A
   81     Yes               N/A                No                    Fee                   N/A
   83     Yes               N/A                No                    Fee                   N/A
   84     Yes               N/A                No                    Fee                   N/A
   85     Yes               N/A                No                    Fee                   N/A
   87     Yes               N/A                No                    Fee                   N/A
   88     Yes               N/A                No                    Fee                   N/A
   89     Yes               N/A                No                    Fee                   N/A
   90     Yes               N/A                No                    Fee                   N/A
   91     Yes               N/A                No                    Fee                   N/A
   92     Yes               N/A                No                    Fee                   N/A
   93     Yes               N/A                No                    Fee                   N/A
   95     Yes               N/A                No                    Fee                   N/A
   98     Yes               N/A                No                    Fee                   N/A
   100    Yes               N/A                No                    Fee                   Yes
  101a    Yes               N/A                Yes                   Fee                   N/A
  101b    Yes               N/A                Yes                   Fee                   N/A
   102    Yes               N/A                No                    Fee                   N/A
   103    Yes               N/A                No                    Fee                   N/A
   104    Yes               N/A                No                    Fee                   N/A
   105    Yes               N/A                No                    Fee                   N/A
   106    Yes               N/A                No                    Fee                   N/A
   107    Yes               N/A                No                    Fee                   N/A
   108    Yes               N/A                Yes                   Fee                   N/A
   109    Yes               N/A                No                    Fee                   N/A
   111    Yes               N/A                Yes                   Fee                   N/A
   112    Yes               N/A                No                    Fee                   N/A
   113    Yes               N/A                No                    Fee                   N/A
   114    No                N/A                No                    Fee                   N/A
   115    Yes               N/A                No                    Fee                   N/A
   116    Yes               N/A                No                    Fee                   N/A
   119    Yes               N/A                No                    Fee                   N/A
   120    Yes               N/A                No                    Fee                   N/A
   121    Yes               N/A                No                    Fee                   N/A
   122    Yes               N/A                No                    Fee                   N/A
   123    Yes               N/A                No                    Leasehold             N/A
   124    Yes               N/A                No                    Fee                   N/A
   125    Yes               N/A                No                    Leasehold             N/A
   126    Yes               N/A                No                    Fee                   N/A
   127    Yes               N/A                Yes                   Fee                   N/A
   129    Yes               N/A                No                    Fee                   N/A
   130    Yes               N/A                Yes                   Fee                   N/A
   131    Yes               N/A                Yes                   Fee                   N/A
   132    Yes               N/A                No                    Fee                   N/A
   133    Yes               N/A                Yes                   Fee                   N/A
   134    Yes               N/A                Yes                   Fee                   N/A
   135    Yes               N/A                Yes                   Fee                   N/A
   136    Yes               N/A                No                    Fee                   N/A
   137    No                N/A                Yes                   Fee                   N/A
   138    Yes               N/A                Yes                   Fee                   N/A
   139    Yes               N/A                Yes                   Fee                   N/A
   140    Yes               N/A                No                    Fee                   N/A
   141    Yes               N/A                No                    Fee                   N/A
   142    Yes               N/A                Yes                   Fee                   N/A
   143    Yes               N/A                Yes                   Fee                   N/A
   144    Yes               N/A                No                    Fee                   N/A
   145    Yes               N/A                No                    Fee                   N/A
   146    Yes               N/A                No                    Fee                   N/A
   147    Yes               N/A                Yes                   Fee                   N/A
   148    No                N/A                No                    Fee                   N/A
   149    No                N/A                No                    Fee                   N/A
   150    Yes               N/A                Yes                   Fee                   N/A
   151    Yes               N/A                Yes                   Fee                   N/A
   152    Yes               N/A                Yes                   Fee                   N/A
   153    Yes               N/A                Yes                   Fee                   N/A
   154    Yes               N/A                Yes                   Fee                   N/A
   155    No                N/A                Yes                   Fee                   N/A
   156    Yes               N/A                Yes                   Fee                   N/A
   157    Yes               N/A                No                    Fee                   N/A
   158    Yes               N/A                Yes                   Fee                   N/A
   159    Yes               N/A                Yes                   Fee                   N/A
   160    No                N/A                Yes                   Fee                   N/A
   161    Yes               N/A                No                    Fee                   N/A
   162    Yes               N/A                Yes                   Fee                   N/A
   163    No                N/A                No                    Fee                   N/A
   164    Yes               N/A                Yes                   Fee                   N/A
   165    Yes               N/A                Yes                   Fee                   N/A
   166    Yes               N/A                Yes                   Fee                   N/A

A The Underlying Mortgage Loans secured by Bexley Creekside Apartments and Bexley Commons at Rosedale Apartments are cross-collateralized and cross-defaulted, respectively.

B The Underlying Mortgage Loans secured by BP Sweetwater Ranch Apartments, BP Prescott Place II Apartments, BP Prescott Place I Apartments and BP Berkshire of Addison Apartments are cross-collateralized and cross-defaulted, respectively.

C The Underlying Mortgage Loans secured by BP Huntington Lakes Apartments, BP Huntington Ridge Apartments and BP Berkshire Springs Apartments are cross-collateralized and cross-defaulted, respectively.

D The Underlying Mortgage Loans secured by Highland - Highland Park Place and Highland - 13939 Livernois Avenue are cross-collateralized and cross-defaulted, respectively.

1     Assumes a Cut-off Date in March 2005.

2 In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

3     Anticipated Repayment Date.

4 For mortgage loans classified as interest only, the monthly payments represent the average of one full year of interest payments. For mortgage loans with an initial interest only term, the monthly payments represent the principal and interest payments due after the initial interest only term.

5     "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

13 The principal and interest payment for this loan was calculated so that this loan would completely amortize over 360 periods using an act/360 accrual basis.

                                                                  SCHEDULE III

                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

1.    Bexley Creekside Apartments
      Bexley Commons at Rosedale Apartments

2.    BP Sweetwater Ranch Apartments
      BP Prescott Place II Apartments
      BP Prescott Place I Apartments
      BP Prescott Berkshire of Addison Apartments

3.    BP Huntington Lakes Apartments
      BP Huntington Ridge Apartments
      BP Huntington Springs Apartments

4.    Highland - Highland Park Place
      Highland - 13939 Livernois Avenue

                                                                   SCHEDULE IV

                        MORTGAGE LOANS WITH LOST NOTES

                                     None

                                                                    SCHEDULE V

                            EXCEPTIONS TO SELLER'S
                        REPRESENTATIONS AND WARRANTIES

            Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

Exception to paragraph (xxvi)
Walnut Creek Retail

Tenant doing business as Shurgard has a right of first refusal to purchase its leased premises (Unit 1 of the condominium) that is not subordinated to lender's lien. Lender's exercise of its right to foreclose on the mortgaged property would trigger Shurgard's right. The borrower, however, has a put option whereby it can force Shurgard to purchase its leased premises. Upon the occurrence of an event of default under the Mortgage Loan Documents, the lender can deliver notice to Shurgard and exercise the put option, forcing it to purchase its leased premises before lender otherwise pursues its remedies.



Exception to paragraph (xxviii)
GGP Retail Portfolio

The Mortgage Loan Documents permit pledges of direct or indirect interests in the related borrower to certain "qualified pledgees," as defined in the Mortgage Loan Documents, subject to the satisfaction of certain conditions, including rating agency confirmation that the pledge will not result in a downgrade of the certificates.

Mission Valley Square
The borrower has the one-time right to transfer the property to an affiliate, subject to the assumption of the Mortgage Loan and the satisfaction of certain conditions set forth in the deed of trust, including no change in control.

Exceptions to paragraph (xxxi)(B)
Phelps Dodge Towers

The lessor has not agreed that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender. The guarantor has, however, indemnified the lender for the full amount of the loan if the borrower modifies, amends, supplements or terminates the ground lease without obtaining the lender's prior written consent.

Battery Park City Entertainment and Retail Complex

The borrower's sub-lease may be terminated without the prior written consent of the lender in the event of: (i) an event of default under the sub-lease, (ii) a total or substantially total loss of the property that occurs within the last five (5) years of the sub-lease's term or (iii) a total condemnation of the property. The lender, however, is entitled to receive notice of any event of default under the sub-lease and is given an opportunity to cure such default. Further, in the event the sub-lease is terminated due to an event of default, the sub-landlord will enter into a new sub-lease at the lender's request subject to the satisfaction of certain conditions.



Exception to paragraph (xxxi)(J)
Phelps Dodge Towers
The lessor is permitted to terminate the lease if the lessee does not commence or complete restoration work within certain time periods required by the lease.



Exceptions to paragraph (xxxi)(K)
Battery Park City Entertainment and Retail Complex
The sub-lease will terminate without the lender's prior written consent if there is (i) a total or substantial casualty loss of the property within the last five
(5) years of the sub-lease's term or (ii) a total condemnation of the property.

Battery Park City Entertainment and Retail Complex
Pursuant to the terms of the sub-lease to which the borrower is a party, any award in respect of a total or partial condemnation of the property shall be apportioned (i) first to the sub-landlord so much of the award that is attributable to the value of (a) the land so taken, considered as encumbered by the sub-lease and the two more senior ground and master leases (but unimproved, except as provided in clause (b)) and (b) certain "civic facilities" located on or near the property, and (ii) second, to the lender, all amounts due under the Mortgage Loan Documents.

Battery Park City Entertainment and Retail Complex
The sub-lease may be terminated without the lender's prior written consent if there is (i) a total or substantial casualty loss of the property within the last five years of the sub-lease's term or (ii) a total condemnation of the property.



Exception to paragraph (xxxi)(L)
Battery Park City Entertainment and Retail Complex

Pursuant to the terms of the sub-lease, the sub-landlord has agreed to enter into a new sub-lease upon the termination of the ground lease if an event of default occurs under the sub-lease (including a bankruptcy of the sub-lessee).



Exceptions to paragraph (xl)
Bank One Buildings

The Mortgage Loan Documents require the borrower to provide a separate tax parcel endorsement within 180 days of origination.


Exceptions to paragraph (lv)
GGP Portfolio

The borrower is liable for the misapplication or conversion of rents following and during the continuance of an event of default.

Phelps Dodge

The borrower is liable for the misappropriation of (i) rents following an event of default that are not applied to debt service, ordinary and necessary operating expenses, ground rent, taxes, other charges or paid to lender and (ii) rents paid more than one (1) month in advance.

Bexley Creekside Apts.
Bexley Commons at Rosedale Apts.

The borrower is liable for (i) rents paid more than one (1) month in advance and not applied to debt service pursuant to the related promissory note or ordinary and necessary expenses of owning and operating the property or paid to the lender and (ii) rents which are not either applied to the ordinary and necessary expenses of owning and operating the property or paid to the lender, but only to the extent that such rents are received or applicable to a period after either an event of default under the Mortgage Loan Documents or notice from the lender that an event or circumstance has occurred which, with the passage of time or giving of further notice or both, would constitute an event of default.

BP Sweetwater Ranch Apartments
BP Prescott Place II Apartments
BP Prescott Place I Apartments
BP Berkshire of Addison Apartments

The borrower is liable for the misappropriation of rents (i) paid more than one
(1) month in advance or following an event of default under the Mortgage Loan Documents and (ii) rents not applied to the ordinary and necessary expenses of owning and operating the property or paid to the lender, but only to the extent such rents are received or applicable to a period after an event of default under the Mortgage Loan Documents or notice from lender that an event or circumstance that, with the passage of time or giving of further notice or both, would constitute an event of default.

2001 M Street

The borrower is liable for the misapplication or conversion of rents following an event of default or collected more than one (1) month in advance to the extent such rents are not applied to the costs of maintenance and operation of the property and to the payment of taxes, lien claims, insurance premiums, debt service and other amounts under the Mortgage Loan Documents.

Battery Park City Retail and Entertainment Complex

The borrower is liable for the misappropriation or conversion of rents paid more than one (1) month in advance or following an event of default under the Mortgage Loan Documents.

Rachel Bridge Apartments

The borrower is liable for the misappropriation or conversion of rents paid more than one (1) month in advance or following an event of default under the Mortgage Loan Documents. The borrower is not liable for willful acts of material waste, but is liable for the removal or disposal of any portion of the property after an event of default under the Mortgage Loan Documents.

                                                                       EXHIBIT A

                      REPRESENTATIONS AND WARRANTIES OF SELLER
                         REGARDING THE MORTGAGE LOANS

            Except as disclosed in the Exception Report to this Agreement:

            (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii) RESERVED.

            (iii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

            (v) As of origination, to Seller's knowledge, based on the related Borrower's representations and covenants in the related Mortgage Loan Documents, the Borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date;

            (vi) Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of such signatory, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no valid offset, defense, counterclaim, or right of rescission available to the related Borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if any, or assignment of any other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the Depositor constitutes the legal, valid and binding assignment from the Seller to the Depositor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and (B) each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC Financing Statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (xi) The Seller has not taken any action that would cause the representations and warranties made by the related Borrower in the related Mortgage Loan Documents not to be true;

            (xii) The Seller has no knowledge that the material representations and warranties made by the related Borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee and/or leasehold interest of the related Borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller and its successors and assigns as to such lien, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property (items
(A), (B) and (C) collectively, "Permitted Encumbrances"); the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related mortgage file;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to cover the costs to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan and contains no equity participation by Seller;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither the Seller nor to the Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan, and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows and deposits are being conveyed by the Seller to the Depositor and identified as such with appropriate detail;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the lender to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

            (xxiv) There is no monetary default (other than payments due but not yet 30 days or more past due), breach, violation or event of acceleration existing under the related Mortgage Loan; and, to the Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (B) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B) materially and adversely affects the use or value of the Mortgage Loan or the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of the other paragraphs of this Exhibit A; and provided, further that a breach by the Borrower of any representation or warranty contained in any Mortgage Loan Document shall not constitute a non-monetary default, breach, violation or event of acceleration for purposes of this representation and warranty if the subject matter of such representation or warranty contained in any Mortgage Loan Document is also covered by any other representation or warranty made by the Seller in this Exhibit A;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi)(A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the Borrower which would interfere with such right to foreclose, except, in the case of either (A) or (B) as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each Borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related Borrower or an affiliate thereof agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan. A Phase I environmental report and, with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable environmental consulting firm in connection with such Mortgage Loan, which report did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related Borrower and held by the related mortgagee; (B) an operations or maintenance plan has been required to be obtained by the related Borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related mortgage file. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impairment environmental insurance policy was obtained with respect to each such Mortgage Loan and is a part of the related mortgage file. Each of such environmental insurance policies is in full force and effect, the premiums for such policies have been paid in full and the Trustee is named as an insured under each of such policies. To the best of the Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to the best of the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related Borrower to persons already holding interests in the Borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders), each Mortgage Loan with a Stated Principal Balance of over $20,000,000 also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage, (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent) a majority interest in the related Borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the mortgage loan schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off
Date);

            (xxxi) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the best of Seller's knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

            (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan;

            (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (E) The ground lease is assignable to the lender and its assigns without the consent of the lessor thereunder;

            (F) As of the Closing Date, the ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (G) The ground lease or an ancillary agreement between the lessor and the lessee, which is part of the Mortgage File, requires the lessor to give notice of any default by the lessee to the lender;

            (H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage
      Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

            (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related Borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the Seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related mortgage file that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) With respect to Mortgage Loans that are cross-collateralized or cross-defaulted, all other loans that are cross-collateralized or cross-defaulted with such Mortgage Loans are being transferred to the Depositor hereunder;

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv)(A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (1) and (2) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement;

            (xxxvii) The Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $4,000,000 require that the related Borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

            (xxxviii) Each Mortgage Loan prohibits the related Borrower from mortgaging or otherwise encumbering the Mortgaged Property without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified therein and, except in connection with trade debt and equipment financings in the ordinary course of Borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each Borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the Borrower to maintain flood insurance, or at such Borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the Borrower;

            (xlii) To the knowledge of the Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related Borrower, no fees are payable to such trustee;

            (xliii) RESERVED.

            (xliv) To the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the related Mortgage Loan;

            (xlv) No advance of funds has been made by the Seller to the related Borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the related Borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlvi) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvii) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlviii) Except as disclosed in the Prospectus Supplement with respect to the Crossed Mortgage Loans and Mortgage Loans secured by multiple Mortgaged Properties, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, (C) releases of unimproved out-parcels or (D) releases of portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan;

            (xlix) Except as provided in paragraphs (xxxi)(J) and (K) above, any insurance proceeds in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (l) Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            (li) To the Seller's knowledge, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related Borrower that could give rise to the termination of such lease;

            (lii) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to any Mortgage Loan with a Stated Principal Balance as of the Closing Date of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related Borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (liii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liv) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the Borrower can pledge only "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the Borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the Borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest, (F) the Borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower must obtain Rating Agency confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificate rated by such Rating Agency;

            (lv) The Mortgage Loan Documents for each Mortgage Loan provide that the related Borrower thereunder shall be liable to the Seller for any losses incurred by the Seller due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related Borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement;

            (lvi) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvii) Except as disclosed in the Prospectus Supplement, no Mortgage Loan, and no group of Mortgage Loans made to the same Borrower and to Borrowers that are affiliates, accounted for more than 5.0% of the aggregate of the Stated Principal Balances of all of the Mortgage Loans and all the mortgage loans sold to the Depositor by GMAC Commercial Mortgage Corporation ("GMACCMC") pursuant to that certain Mortgage Loan Purchase Agreement dated as of March 1, 2005 between the Depositor and GMACCMC; and

            (lviii) The Seller has delivered to the Trustee or a custodian appointed thereby, with respect to each Mortgage Loan, in accordance with
Section 3 of this Agreement, a complete Mortgage File.

                                                                       EXHIBIT B

                            AFFIDAVIT OF LOST NOTE

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            _________________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of Column Financial, Inc. ("Column");

            2. that Column is the owner and holder of a mortgage loan in the original principal amount of $__________________ secured by a mortgage (the "Mortgage") on the premises known as ___________________________ located in _________________ ;

            3. (a) that Column , after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $_____________ made by ____________ , to Column Financial,
            Inc., under date of ______________ (the "Note");

            4. that the Note is now owned and held by Column;

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except Column; and

            7. upon assignment of the Note by Column to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C1 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by Column to the Trustee) Column covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of Column's failure to deliver said original Note to the Trustee.

                                       COLUMN FINANCIAL, INC.


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

Sworn to before me
this ________ day of [     ], 2005